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 John W. Hlywak, Jr. (Investors)               Jay Higham (Media/Physicians)
 Senior Vice President &                       President and
 Chief Financial Officer                       Chief Operating Officer
 IntegraMed America, Inc.                      IntegraMed America, Inc.
 (914) 251-4143                                (914) 251-4127
 email:  jhlywak@integramed.com                email:  jhigham@integramed.com
         ----------------------                        ----------------------
 Web Address:  http://www.integramed.com
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                    IntegraMed America will be presenting at
            The Wall Street Analyst Forum on Tuesday, March 1st, 2005

Purchase, NY, February 24, 2005 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced that IntegraMed management will make a presentation to analysts and portfolio managers at The Wall Street Analyst Forum's 16th Annual NYC Analyst Conference on Tuesday, March 1st at 2:40 pm eastern time.

Approximately 60 public companies will be presenting at the Conference

**Analysts and portfolio managers who wish to attend the presentation should contact The Wall Street Analyst Forum at (802)-253-7596 to request additional information. Investors may access an Internet webcast of the presentation at:

                    http://www.vcall.com/CEPage.asp?ID=90686

About IntegraMed America

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Forward-Looking Statements

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of February 24, 2005 and IntegraMed undertakes no duty to update this information.

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